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EXHIBIT 23.6

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

        We have issued our report dated May 5, 2004 (except for the second paragraph of Note F as to which the date is June 24, 2004), accompanying the financial statements of the Computer Network Technology Corporation 401(k) Salary Savings Plan included in the Annual Report on Form 11-K of Computer Network Technology Corporation for the year ended December 31, 2003, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report in the Registration Statements of McDATA Corporation on Forms S-8 (File No. 333-108974 effective September 22, 2003, File No. 333-98773 effective August 27, 2002, File No. 333-83298 effective February 25, 2002, File No. 333-121175 effective December 10, 2004, and File No. 333-43316 effective August 9, 2000), Form S-3 (File No. 333-105650 effective May 29, 2003) and Form S-4 (File No. 333-122758 effective April 19, 2005).

/s/ GRANT THORNTON LLP

Minneapolis, Minnesota
July 29, 2005

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CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS